SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): March 30, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01 Entry Into A Material Definitive Agreement

On March 30, 2006 the Board of Directors of the Registrant took the following actions:

  Established the performance goals that will be used to determine the amount of cash bonuses that may be paid to key executives (including the Named Executive Officers but excluding Ms. Wiik) for the 2006 fiscal year under the Executive Bonus Plan (filed as Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003). Each such Named Executive Officer can receive more or less than his or her target bonus (from 0 to 150% of said target bonus) based upon the Registrant's ability to achieve certain earnings per share and cash flow targets for 2006. In addition, for Named Executive Officers who are responsible for a specific business segment of the Registrant, a portion of his or her bonus will depend on that business segment's ability to achieve certain income and cash flow targets for 2006.  The target bonus level for the Named Executive Officers for the 2006 fiscal year is 50%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President and CLO

Date: April 4, 2006